Exhibit 99.1: Peoples Financial Corporation Press Release Dated October 25, 2017

FOR IMMEDIATE RELEASE

For more information, contact:

Paul D. Guichet, Vice President

228-435-8761

pguichet@thepeoples.com

PEOPLES FINANCIAL CORPORATION REPORTS RESULTS FOR

THIRD QUARTER OF 2017

BILOXI, MS (October 25, 2017 )—Peoples Financial Corporation (NASDAQ Capital Market: PFBX), parent of The Peoples Bank, reported net income of $236,000 for the third quarter of 2017, compared to net income of $406,000 for the third quarter of 2016, announced Chevis C. Swetman, chairman and chief executive officer of the holding company and the bank.

Earnings for the nine-month period ending September 30, 2017 were $1,463,000 compared to $543,000 for the same period the prior year. “Overall quality of the loan portfolio continues to improve,” said Swetman. “Our financial results for the third quarter reflects our steadfast efforts toward continuing financial success,” he added.

Recoveries to the allowance for loan losses for the third quarter of 2017 were $737,000, which included one recovery of $686,000 relating to one out of area residential development credit. The Company also recorded interest income of $51,000 on this recovery. Provisions for the allowance for loan losses continue to be reduced as the credit quality of the loan portfolio continues to improve.

Earnings per weighted average common share for third quarter of 2017 were $0.05, compared to $0.08 per weighted average common share in the third quarter of 2016. Per share figures are based on weighted average common shares outstanding of 5,123,186 for the three-month periods ended September 30, 2017 and September 30, 2016.

The Company’s primary capital ratio was 14.44% as of September 30, 2017, compared to 15.14% at the end of the same period in 2016.

Founded in 1896, with $657 million in assets as of September 30, 2017, The Peoples Bank operates 18 branches along the Mississippi Gulf Coast in Hancock, Harrison, Jackson and Stone counties. In addition to a comprehensive range of retail and commercial banking services, the bank also operates a trust and investment services department that has provided customers with financial, estate and retirement planning services since 1936.

The Peoples Bank is a wholly-owned subsidiary of Peoples Financial Corporation, listed on the NASDAQ Capital Market under the symbol PFBX. Additional information is available on the Internet at www.thepeoples.com.

This news release contains forward-looking statements and reflects industry conditions, company performance and financial results. These forward-looking statements are subject to a number of risk factors and uncertainties which could cause the Company’s actual results and experience to differ from the anticipated results and expectation expressed in such forward-looking statements.

PEOPLES FINANCIAL CORPORATION FINANCIAL HIGHLIGHTS

(Unaudited)

(In thousands, except weighted average shares and per share figures)

EARNINGS SUMMARY

	Three Months Ended September 30,		Nine Months Ended September 30,
	2017	2016	2017	2016
Net interest income	$4,234	$4,326	$12,809	$13,147
Provision for loan losses	29		85	137
Non-interest income	1,610	1,766	5,327	4,937
Non-interest expense	5,579	5,686	16,926	17,326
Income taxes			(338)	78
Net income	236	406	1,463	543
Earnings per share	.05	.08	.29	.10

TRANSACTIONS IN THE ALLOWANCE FOR LOAN LOSSES
	Three Months Ended September 30,		Nine Months Ended September 30,
	2017	2016	2017	2016
Allowance for loan losses, beginning	$5,481	$7,109	$5,466	$8,070
Recoveries	737	44	799	275
Charge-offs	(95)	(206)	(198)	(1,535)
Provision for loan losses	29		85	137

Allowance for loan losses, ending	$6,152	$6,947	$6,152	$6,947

ASSET QUALITY
	September 30,
	2017	2016
Allowance for loan losses as a percentage of loans	2.25%	2.14%
Loans past due 90 days and still accruing	$256	$180
Nonaccrual loans	14,384	13,491

PERFORMANCE RATIOS (annualized)
	September 30,
	2017	2016
Return on average assets	.29%	.11%
Return on average equity	2.16%	.78%
Net interest margin	2.91%	3.07%
Efficiency ratio	94%	96%
Primary capital	14.44%	15.14%

BALANCE SHEET SUMMARY
	September 30,
	2017	2016
Total assets	$656,987	$682,521
Loans	272,823	324,107
Securities	298,466	247,697
Other real estate (ORE)	8,081	9,437
Total deposits	545,067	563,560
Shareholders’ equity	91,799	94,356
Book value per share	17.92	18.42
Weighted average shares	5,123,186	5,123,186